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
                                                 MAGNA GROUP, INC.
                                    COMPUTATION OF NET INCOME PER COMMON SHARE
                                                                                             YEAR ENDED DECEMBER 31
                                                                                        1996          1995          1994
                                                                                        ----          ----          ----
                                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY:

    Average common shares outstanding...............................................    28,248        27,745        26,516

    Net effect of stock options.....................................................       147           147           141
                                                                                       -------       -------       -------

        Total.......................................................................    28,395        27,892        26,657
                                                                                       =======       =======       =======

    Net income......................................................................   $63,139       $51,222       $45,030

        Less preferred stock dividends:

            Class B voting preferred................................................        (3)           (3)           (3)
                                                                                       -------       -------       -------

    Primary net income..............................................................   $63,136       $51,219       $45,027
                                                                                       =======       =======       =======

    Per common share:

        Net income..................................................................     $2.22         $1.84         $1.69
                                                                                       =======       =======       =======

FULLY DILUTED:

    Average common shares outstanding...............................................    28,248        27,745        26,516

    Net effect of stock options.....................................................       251           191           141

    Assumed conversion of:

        7% convertible subordinated capital notes...................................       785           895           969

        8 3/4% convertible subordinated debentures..................................       690            --            --
                                                                                       -------       -------       -------

            Average common shares and common share equivalents......................    29,974        28,831        27,626
                                                                                       =======       =======       =======

    Primary net income..............................................................   $63,136       $51,219       $45,027

    Elimination of interest net of related tax effects on:

        7% convertible subordinated capital notes...................................       646           757           819

        8 3/4% convertible subordinated debentures..................................     1,437            --            --
                                                                                       -------       -------       -------

    Fully diluted net income........................................................   $65,219       $51,976       $45,846
                                                                                       =======       =======       =======

    Per common share:

        Net income..................................................................     $2.18         $1.80<FA>     $1.66<FA>
                                                                                       =======       =======       =======

--------
<FA>For the years ended December 31, 1995 and 1994, inclusion of common stock equivalents for the 8 3/4% convertible subordinated debentures in the computation of fully diluted net income per share results in antidilution, and therefore, these are excluded from the computation.